Exhibit 99.1


     Chattem Reports Fourth Quarter and Fiscal 2005 Results; Previews Record Sell-in of Icy Hot(R) Pro-Therapy(TM)


     CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Feb. 8, 2006--Chattem, Inc. (NASDAQ:
CHTT):

     Highlights:

     -- Fourth quarter total revenues increase 5.3% to $63.9 million; adjusted earnings per share increase 22.9% to $0.43

     -- Total revenues for the fiscal year increase 8.2% to $279.3 million; adjusted earnings per share increase 23.7% to $2.09

     -- Adjusted net income increases 19.0% to $8.6 million for the fourth quarter and increases 24.7% to $42.6 million for the fiscal year

     --   Icy Hot Pro-Therapy factory orders in excess of $11.5 million to date

     Chattem, Inc. (NASDAQ: CHTT), a leading marketer and manufacturer of branded consumer products, today announced financial results for the fiscal fourth quarter and year ended November 30, 2005.

     Fourth Quarter Results

     Total revenues for the quarter were $63.9 million, up 5.3%, compared to $60.7 million in the year ago quarter. Adjusted operating income (operating income before loss on product divestures and litigation settlement charges) for the quarter rose to $14.9 million from $14.0 million, reflecting a 6.9% increase over the year ago quarter. Adjusted net income (net income before loss on product divestures and litigation settlement charges) for the quarter was $8.6 million, up 19.0%, compared to $7.2 million in the year ago quarter. Adjusted earnings per share (earnings per share before loss on product divestures and litigation settlement charges) for the quarter were $0.43, a 22.9% increase over the year ago quarter.(1)
     The Company's adjusted results for the fourth quarter exclude a loss of $8.7 million relating to our divesture of the pHisoderm(R) brand and $0.3 million of legal expenses related to the Dexatrim(R) litigation settlement. The Company's reported operating income was $6.0 million, its net income was $2.4 million and its earnings per share for the fourth quarter were $0.12.

     Fiscal Year 2005 Results

     Total revenues for fiscal 2005 were $279.3 million, up 8.2%, compared to $258.2 million in fiscal 2004. Adjusted operating income (operating income before loss on product divestures, litigation settlement and executive severance charges) for the fiscal year rose to $75.3 million from $65.7 million, reflecting a 14.7% increase over fiscal 2004. Adjusted net income (net income before debt extinguishment charge, loss on product divestures, litigation settlement and executive severance charges) for the fiscal year was $42.6 million, up 24.7%, compared to $34.1 million in fiscal 2004. Adjusted earnings per share (earnings per share before debt extinguishment charge, loss on product divestures, litigation settlement and executive severance charges) for the fiscal year were $2.09, a 23.7% increase over fiscal 2004(1). The Company's reported operating income was $66.5 million, its net income was $36.0 million and its earnings per share for fiscal 2005 were $1.77.

     (1) See the reconciliation of adjusted operating income, adjusted net income and adjusted earnings per share to the comparable GAAP measure for the fourth quarter and fiscal year 2005 provided in Chattem's unaudited consolidated statements of income attached hereto.

     Domestic Net Sales by Product Category

     Topical Analgesics - net sales decreased 1% for the fourth quarter and increased 17% for fiscal 2005, as compared to the corresponding periods in fiscal 2004. Quarterly sales were down slightly due to sales softness of the Company's smaller brands that did not receive advertising support. All three of the Company's larger brands (Icy Hot, Aspercreme(R) and Capzasin(R)) that received advertising support realized double-digit growth for the fiscal year. Icy Hot net sales were up 2% for the quarter and 15% for fiscal 2005 due to continued growth of the back patch and a full year's sales of the sleeve.
     Medicated Skin Care Products - Gold Bond(R) net sales were up 10% for the fourth quarter and 8% for fiscal 2005, as compared to the corresponding periods in fiscal 2004, behind strong sales of Gold Bond Ultimate(TM) Healing Lotion. Sales of Gold Bond Medicated Body & Foot Powder and Gold Bond Therapeutic Foot Cream also increased in fiscal 2005. In addition, the introduction of Gold Bond Ultimate Comfort Body Powder in fiscal 2005 delivered incremental sales to the Gold Bond portfolio.
     Medicated Dandruff Shampoos - net sales increased 16% for the fourth quarter and 11% for fiscal 2005, as compared to the corresponding periods in fiscal 2004, reflecting continued sales growth of Selsun Blue(R) behind an effective advertising campaign and the launch of Selsun Salon(TM) in the fourth quarter of fiscal 2005.
     Dietary Supplements - net sales were flat for the fourth quarter and increased 3% for fiscal 2005, as compared to the corresponding periods in fiscal 2004. Growth in the supplement business came from a 24% increase in Dexatrim net sales for the fourth quarter due to continued strong performance of the new Dexatrim Max(TM) diet pill which was offset by declining sales of the All-in-One bar. Garlique(R)'s sales declined 6% for the fourth quarter, but increased 8% for the fiscal year, reflecting the timing of advertising support for the brand which was limited in the fourth quarter.
     Other OTC and Toiletry Products - sales decreased 5% for the fourth quarter and 4% for fiscal 2005, as compared to the corresponding periods in fiscal 2004, due principally to sales declines of the menstrual relief brands, Pamprin(R) and Premsyn(R). BullFrog(R) sales for fiscal 2005 were down 3% principally due to unfavorable weather and the timing and magnitude of returns in the fourth quarter. The annual sales decline in this category was partially offset by sales increases of Herpecin L(R), Sun-In(R), Ultraswim(R) and Benzodent(R).
     Domestic sales by product category for the fourth quarter and fiscal 2005, as compared to the corresponding periods in fiscal 2004, were as follows:


($ in millions)

    Product Category               Q4 2005   % Chg   FY 2005   % Chg
----------------------------------------------------------------------
    Topical Analgesics               $22.1      (1)%   $89.5      17 %
    Medicated Skin Care               13.2       5      62.5       3
    Medicated Dandruff Shampoo         9.5      16      34.9      11
    Dietary Supplements                6.4       0      33.8       3
    Other OTC and Toiletry             5.1      (5)     31.7      (4)



     International

     International total revenues increased 28.7% in the fourth quarter of fiscal 2005 and 11.3% for fiscal 2005 as compared to fiscal 2004 due principally to the addition of an incremental month of sales for our Canadian and European subsidiaries resulting from a conformance of the international fiscal year to the corporate fiscal year.

     Margin, Tax Rate and Interest Expense

     For fiscal 2005, the Company maintained a gross profit margin of 71.4%, compared to 71.6% during fiscal 2004. The Company's effective tax rate for fiscal 2005 was 32%, a decrease of 1% from fiscal 2004 and the Company's interest expense decreased $1.2 million, or 8.2%, in fiscal 2005 as compared to fiscal 2004.

     Dexatrim Litigation Update

     After resolving substantially all of the remaining claims submitted in the Dexatrim PPA settlement during the fourth quarter of fiscal 2005, Chattem estimates that the total cost of the Dexatrim settlement will be approximately $56 million. As previously reported, a total of $70.9 million has been funded into a settlement trust by the Company's insurers and the product manufacturer and is available to pay claims in the settlement. The Company currently expects that after all claims and expenses of the settlement trust have been paid, it could recover up to approximately $8.5 million from the settlement trust and, subject to confirmation of the DELACO bankruptcy plan, $8.75 million from a trust established under DELACO's bankruptcy plan in accordance with the Company's settlement agreement with DELACO. If realized, these potential recoveries are estimated to occur in the first half of fiscal 2006. The Company currently does not expect to record any additional charges relative to the settlement of the PPA litigation, except for legal expenses that will be recorded in the period incurred.

     Stock Repurchase

     During fiscal 2005, the Company repurchased 882,267 shares at an average cost of $38.63 per share, or $34.1 million in the aggregate. A total of $30.0 million is currently authorized under the Company's previously announced stock buyback program.

     Fourth Quarter Adjustment

     Through the performance of the Company's established annual inventory control process, the Company has determined that it did not fully apply manufacturing overhead costs in the first three quarters of fiscal 2005. As a result, cost of goods sold and promotional expenses were understated in these prior quarterly periods. A pre-tax adjustment of $1.7 million was recorded in the fourth quarter of 2005 to reflect the proper application of manufacturing overhead during the first three quarters of fiscal 2005, resulting in increases to cost of sales and promotional expense of $1.2 million and $0.5 million, respectively, in the fourth quarter. These costs were not material to any of the first three quarters. To augment its annual control process, the Company has now implemented a quarterly control process that management believes will ensure that inventory balances will include the appropriate amounts of overhead costs each quarter.

     Guidance

     For fiscal 2006, the Company currently estimates the range of performance for total revenues to be $315-330 million and the range for earnings per share to be $2.30-2.40, not reflecting adoption of FAS 123R. All estimates are prior to any litigation settlement items and legal expense charges related to the settlement of Dexatrim litigation and any unusual or non-recurring items which might be recorded during the year. The Company expects its growth in total revenues to be driven by the previously announced new product launches, which include Icy Hot Pro-Therapy, Selsun Salon, Dexatrim Max2 0(TM), BullFrog Mosquito Coast(TM), Garlique CardioAssist(TM), Capzasin Back & Body Patch and Pamprin Max(TM).

     2006 New Product Update

     Icy Hot Pro-Therapy

     To date, factory orders of Icy Hot Pro-Therapy are in excess of $11.5 million. The Company began shipping product to retailers in early February 2006. Icy Hot Pro-Therapy has been accepted for chain-wide retail distribution in Wal-Mart, Target, all major drug chains and approximately 50% of all food retailers. The majority of these retailers will support Pro-Therapy with display activity beginning at the end of February and with broad-based promotional support that ties in with Chattem's March advertising and promotional program. To date, over 20,000 prepack product displays have been ordered as part of this promotional and display campaign.

     Selsun Salon

     Selsun Salon has been accepted for chain-wide retail distribution at Wal-Mart, all major drug chains and approximately 60% of all food retailers. Selsun Salon began shipping to the trade in November 2005 and is now beginning to appear in retail stores. Aggressive retail trade support is planned during the February/March period and then will resume with an October/November start-of-the-winter campaign. Factory orders to-date for Selsun Salon are in excess of $3.3 million.

     Additional New Products

     As previously announced, the Company has five additional new product launches for fiscal 2006, which include Dexatrim Max2 0, BullFrog Mosquito Coast, Garlique CardioAssist, Capzasin Back & Body Patch and Pamprin Max.

     Forward Looking Statements

     Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to estimated results for fiscal 2006, statements relating to potential results for new product launches and potential recoveries from the Dexatrim settlement trust or DELACO bankruptcy. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected, including, those described in our filings with the Securities and Exchange Commission.

     Webcast

     Chattem will provide an online Web simulcast and rebroadcast of its fourth quarter and fiscal 2005 conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com on Thursday, February 9, 2006 beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and be available through February 13, 2006. Please note Webcast requires Windows Media Player. For additional information please contact Catherine Baker, Manager Investor Relations at 423-821-2037 ext. 3209.
     Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. The Company's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. The Company's portfolio of products includes well-recognized brands such as Icy Hot, Gold Bond, Selsun Blue, Garlique, Pamprin and BullFrog. Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada.


                             CHATTEM, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                              (Unaudited)

                        For the Three Months   For the Twelve Months
                          Ended November 30,      Ended November 30,
                       ----------------------- -----------------------

                         2005        2004        2005        2004
                       --------- ------------- --------- -------------
                                 (as adjusted)           (as adjusted)
                                      (1)                     (1)
REVENUES:
 Net sales              $63,835       $60,625  $279,140      $257,534
 Royalties                   50            66       178           621
                       --------- ------------- --------- -------------
   Total revenues        63,885        60,691   279,318       258,155

COSTS AND EXPENSES:
 Cost of sales           19,933        16,715    79,884        73,358
 Advertising and
  promotion              18,024        18,651    76,763        74,929
 Selling, general and
  administrative         10,981        11,338    47,322        44,169
 Executive severance
  charges                     -             -     2,269             -
 Impairment of
  indefinite-lived
  intangible assets           -        20,000         -        20,000
 Loss on product
  divestures              8,678             -     8,678             -
 Litigation settlement      315        11,345    (2,086)       15,836
                       --------- ------------- --------- -------------
   Total costs and
    expenses             57,931        78,049   212,830       228,292
                       --------- ------------- --------- -------------

INCOME (LOSS) FROM
 OPERATIONS               5,954       (17,358)   66,488        29,863
                       --------- ------------- --------- -------------

OTHER INCOME (EXPENSE):
 Interest expense        (3,529)       (3,371)  (13,814)      (15,049)
 Investment and other
  income, net               410            93     1,086           298
 Loss on early
  extinguishment of
  debt                       (6)            -      (750)      (12,958)
                       --------- ------------- --------- -------------
   Total other income
    (expense)            (3,125)       (3,278)  (13,478)      (27,709)
                       --------- ------------- --------- -------------

INCOME (LOSS) BEFORE
 INCOME TAXES             2,829       (20,636)   53,010         2,154

PROVISION FOR (BENEFIT
 FROM) INCOME TAXES         403        (6,818)   16,963           703
                       --------- ------------- --------- -------------

NET INCOME (LOSS)        $2,426      $(13,818)  $36,047        $1,451
                       ========= ============= ========= =============

DILUTED SHARES
 OUTSTANDING             20,077        20,469    20,366        20,225
                       ========= ============= ========= =============

NET INCOME (LOSS) PER
 COMMON SHARE (DILUTED)   $0.12        $(0.68)    $1.77         $0.07
                       ========= ============= ========= =============

----------------------------------------------------------------------

INCOME FROM OPERATIONS
 (EXCLUDING IMPAIRMENT,
 LOSS ON PRODUCT
 DIVESTURES, LITIGATION
 SETTLEMENT AND EXECUTIVE
 SEVERANCE CHARGES):

Income (loss) from
 operations              $5,954      $(17,358)  $66,488       $29,863
Impairment of
 indefinite-lived
 intangible assets            -        20,000         -        20,000
Loss on product
 divestures               8,678             -     8,678             -
Litigation settlement       315        11,345    (2,086)       15,836
Executive severance
 charges                      -             -     2,269             -
                       --------- ------------- --------- -------------
Income from operations
 (excluding impairment,
 loss on product
 divesture, litigation
 settlement and
 executive severance
 charges)               $14,947       $13,987   $75,349       $65,699
                       ========= ============= ========= =============

----------------------------------------------------------------------

NET INCOME (EXCLUDING
 DEBT EXTINGUISHMENT,
 IMPAIRMENT, LOSS ON
 PRODUCT DIVESTURES,
 LITIGATION SETTLEMENT
 AND EXECUTIVE
 SEVERANCE CHARGES) PER
 COMMON SHARE
 (DILUTED):

Net income (loss)        $2,426      $(13,818)  $36,047        $1,451
Add:
   Loss on early
    extinguishment of
    debt                      6             -       750        12,958
   Impairment of
    indefinite-lived
    intangible assets         -        20,000         -        20,000
   Loss on product
    divestures            8,678             -     8,678             -
   Litigation
    settlement              315        11,345    (2,086)       15,836
   Executive severance
    charges                   -             -     2,269             -
   Provision for income
    taxes                (2,874)      (10,344)   (3,076)      (16,102)
Net income (excluding
 debt extinguishment,
 impairment, loss on
 product divestures,
 litigation settlement
 and executive
 severance charges)      $8,551        $7,183   $42,582       $34,143
                       ========= ============= ========= =============

Net income (excluding
 debt extinguishment,
 impairment, loss on
 product divestures,
 litigation settlement,
 and executive
 severance charges) per
 common share (diluted)   $0.43         $0.35     $2.09         $1.69
                       ========= ============= ========= =============

----------------------------------------------------------------------

EBITDA RECONCILIATION
 (EXCLUDING IMPAIRMENT,
 LOSS ON PRODUCT
 DIVESTURES, LITIGATION
 SETTLEMENT AND EXECUTIVE
 SEVERANCE CHARGES):

Net income (loss)        $2,426      $(13,818)  $36,047        $1,451
Add:
   Provision for
    (benefit from)
    income taxes            403        (6,818)   16,963           703
   Interest expense,
    net (includes loss
    on early
    extinguishment of
    debt)                 3,125         3,278    13,478        27,709
   Depreciation and
    amortization less
    amounts included in
    interest              1,173         1,335     4,993         5,293
                       --------- ------------- --------- -------------
EBITDA                   $7,127      $(16,023)  $71,481       $35,156
                       --------- ------------- --------- -------------
   Impairment of
    indefinite-lived
    intangible assets         -        20,000         -        20,000
   Loss on product
    divestures            8,678             -     8,678             -
   Litigation
    settlement              315        11,345    (2,086)       15,836
   Executive severance
    charges                   -             -     2,269             -
                       --------- ------------- --------- -------------
EBITDA (excluding
 impairment, loss on
 product divestures,
 litigation settlement
 and executive
 severance charges)     $16,120       $15,322   $80,342       $70,992
                       --------- ------------- --------- -------------

Depreciation &
 amortization            $1,348        $1,523    $5,720        $6,131
Capital expenditures     $1,590        $1,476    $3,943        $3,239

----------------------------------------------------------------------

MARGIN DATA:

EBITDA margin (EBITDA
 (excluding impairment,
 loss on product
 divestures, litigation
 settlement and
 executive severance
 charges)/total
 revenues)                 25.2%         25.2%     28.8%         27.5%

Net income margin (net
 income/total revenues)     3.8%        -22.8%     12.9%          0.6%

Net income (excluding
 debt extinguishment,
 impairment, loss on
 product divestures,
 litigation settlement
 and executive severance
 charges) margin (net
 income (excluding debt
 extinguishment, impairment,
 loss on product divestures,
 litigation settlement and
 executive severance
 charges)/total revenues)  13.4%         11.8%     15.2%         13.2%

----------------------------------------------------------------------



                              November 30, 2005     November 30, 2004
                              -----------------     -----------------
BALANCE SHEET DATA:                                 (as adjusted)(1)

  Cash and cash equivalents            $47,327               $40,193
  Accounts receivable, net             $33,609               $32,098
  Other receivable                      $9,600                    $-
  Inventories                          $23,401               $23,124
  Accounts payable                     $17,458               $13,341

  Subordinated debt                   $182,500              $200,000

  Shareholders' equity                $122,648              $108,030
  Total assets                        $368,700              $372,642

----------------------------------------------------------------------

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.

(1) The 2004 financial statements have been adjusted to effect the retroactive change in accounting principle from the LIFO to the FIFO method of inventory valuation.




     CONTACT: Chattem, Inc.
              Investor Relations
              Catherine Baker, 423-822-3209